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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 28, 2000,relating to the financial statements, which appears in Royal Caribbean Cruises Ltd.'s Annual Report on Form 20-F for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers, LLP
Fort Lauderdale, Florida

January 29, 2001






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                              OFFICER'S CERTIFICATE

     The undersigned, a duly appointed officer of Royal Caribbean Cruises Ltd., a Liberia corporation (the "COMPANY"), does hereby certify as follows:

     a. The Company has instructed Chase Manhattan Bank("Chase") to transmit, before the close of business on January 30, 2001 the amount of $4,437 to the account of the Securities and Exchange Commission at Mellon Bank, such amount representing the registration fee in respect of an additional $17,744,148 of the Company's Liquid Yield Option Notes due 2021 being registered by the Company under the Securities Act of 1933;

     b. The Company will not revoke such instructions; and

     c. The Company has sufficient funds in its account at Chase to cover the amount of such filing fee.

     The Company hereby undertakes that it will confirm receipt of such instructions by Chase during regular business hours on January 30, 2001.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of January, 2001.
                                           /s/ Michael J. Smith
                                           -------------------------------------
                                           Michael J. Smith
                                           Vice President, Secretary & General
                                           Counsel